UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2020

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Change in Registrant's Certifying Accountant

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Bionano Genomics, Inc. (the “Company”), recently conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020. The Audit Committee invited several independent registered public accounting firms to participate in this process.

Following this evaluation process, on May 3, 2020, the Audit Committee approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020.

(a) Dismissal of Independent Registered Public Accounting Firm

On May 3, 2020, the Company, at the direction of the Audit Committee, notified Deloitte & Touche LLP (“Deloitte”) of its dismissal as the Company's independent registered public accounting firm.

The reports of Deloitte on the Company’s consolidated financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that, the reports expressed an unqualified opinion and included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.  During the fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through May 3, 2020, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference thereto in its reports on the consolidated financial statements for such years.

For the fiscal years ended December 31, 2019 and 2018, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except that, as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 10-K”), the Company reported material weaknesses in its internal control over financial reporting during such period. As disclosed in the 2019 10-K, in connection with the Company’s evaluation of the effectiveness of its internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934) as of December 31, 2019, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2019 because the Company did not have a sufficient number of resources to support the growth and complexity of its financial reporting requirements. The foregoing material weakness contributed to a material weakness in the Company’s control activities based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework.  Specifically, the design of certain controls did not adequately provide appropriate segregation of duties and allow timely completion of financial reporting and accounting activities. The failure to maintain appropriate segregation of duties had a pervasive impact and as such, this deficiency resulted in a risk that could have impacted all financial statement account balances and disclosures. The material weaknesses did not result in any identified material misstatements to the Company’s financial statements, and there were no changes to previously released financial results.  The Company’s activities to remediate the material weaknesses are disclosed in the 2019 10-K. The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with Deloitte, and has authorized Deloitte to respond fully to the inquiries of BDO concerning such material weaknesses.

The Company requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Deloitte responded with a letter dated May 4, 2020, a copy of which is filed as Exhibit 16.1 to this Form 8-K, stating that Deloitte agrees with the statements set forth above.

(b) Engagement of New Independent Registered Public Accounting Firm

As discussed above, on May 3, 2020, the Audit Committee approved the engagement of BDO as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020.

During the fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through May 3, 2020, neither the Company, nor anyone acting on its behalf consulted with BDO, regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 3, 2020, Junfeng Wang notified the Company of his resignation from the Board, effective May 4, 2020.  Mr. Wang’s resignation is not the result of any disagreement with the Company.

(d)

Upon recommendation of the Nominating and Governance Committee of the Board, on May 3, 2020, the Board appointed (i) Hannah Mamuszka as a Class II director, to be effective immediately upon the effectiveness of Mr. Wang’s resignation, to serve in such capacity until the Company’s 2020 annual meeting of stockholders and (ii) Yvonne Linney, Ph.D. as a Class III director, to be effective immediately upon the effectiveness of Mr. Wang’s resignation, to serve in such capacity until the Company’s 2021 annual meeting of stockholders.

Each of Ms. Mamuszka and Dr. Linney will receive compensation for their service as a director in accordance with the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $30,000 for service on the Board, payable in equal quarterly installments and pro-rated based on days served in the applicable fiscal year. In addition, pursuant to the Compensation Policy, on May 4, 2020, each of Ms. Mamuszka and Dr. Linney was granted a stock option to purchase 80,923 shares of the Company’s common stock (the “Initial Grant”), pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”). The shares subject to the Initial Grant will vest in equal monthly installments over a three year period such that the option is fully vested on the third anniversary of the date of grant, subject to each of Ms. Mamuszka and Dr. Linney’s Continuous Service (as defined in the Plan), as applicable, through each such vesting date and will vest in full upon a Change in Control (as defined in the Plan).

The Company has entered into its standard form of indemnification agreement for its directors and executive officers with each of Ms. Mamuszka and Dr. Linney.

There is no arrangement or understanding between Ms. Mamuszka or Dr. Linney and any other person pursuant to which Ms. Mamuszka or Dr. Linney was appointed as a director. Neither Ms. Mamuszka nor Dr. Linney is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter dated May 4, 2020 from Deloitte & Touche LLP to the Securities and Exchange Commission.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: May 4, 2020	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive and Financial Officer)